As filed with the Securities and Exchange Commission February 27, 2002

File No. 333-82362

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GAMECOM, INC.

(Exact name of registrant as specified in its charter)

TEXAS	93-1207631
(State or of incorporation)	(I.R.S. Employer Identification No.)

440 North Center

Arlington, TX 76011

(Address of principal executive office, including zip code)

CONSULTING AGREEMENT

(Full Title of the Plan)

L. Kelly Jones, Chief Executive Officer

440 North Center

Arlington, TX 76011

(817) 261-GAMZ

(Name, address, including zip code, telephone number,

including area code, of agent for service)

with a copy to:

RAICE PAYKIN & KRIEG LLP

185 Madison Avenue, 10 th Floor

New York, New York 10016

David C. Thomas, Esq.

(212) 725-4601

On February 8, 2002, the Company registered 825,000 shares of its common stock on Form S-8 to be issued to a consultant under a consulting agreement dated January 15, 2002. The parties have terminated that consulting agreement and the shares are no longer to be issued. In accordance with the undertaking set forth in Item 9 (3) of the registration statement the Company deregisters the 825,000 shares which were unsold,.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Texas, on February 27, 2002.

GameCom, Inc.

By:

/s/ L. Kelly Jones

L. Kelly Jones, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 27, 2002.

Signature	Title
/s/ L. Kelly Jones	Chief Executive Officer, Chairman of the Board of Directors and Chief Financial Officer
L. Kelly Jones

/s/ Bob Ferris*	President and Director
Bob Ferris.

/s/ Lance Loesberg*	Executive Vice-President and Director
Lance Loesberg

/s/ Kimberly Biggs	Secretary and Treasurer
Kimberly Biggs

*By

/s/ L. Kelly Jones

L. Kelley Jones, attorney-in-fact